Exhibit 99.h(xxv)

EXECUTION COPY

AMENDMENT NO. 1

TO

CREDIT AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of October 3, 2017, to the Credit Agreement, dated as of May 1, 2017, each corporation and each trust listed on Schedule 1 hereto and The Bank of New York Mellon (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

I.                                        Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II.                                   The Borrowers desire to (a) add as Funds under the Credit Agreement, each of the following (each a “New Fund”, and the Related Company of such New Fund, acting on behalf of and for the account of such New Fund, a “New Borrower”): (i) The Global Select Equity Fund, (ii) The International Concentrated Growth Fund and (iii) The Positive Change Equity Fund, (b) on September 18 or 19, 2017, to change their auditor to Cohen & Company, and (c) otherwise amend the Credit Agreement, in each case upon the terms and conditions herein contained and the Bank has agreed thereto on the terms and conditions herein contained.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Effective on and after the Amendment Effective Date (as defined below), (a) each New Fund is hereby made a “Fund” under and as such term is defined in the Credit Agreement and (b) each New Borrower is hereby made a “Borrower” under and as such term is defined in the Credit Agreement.

2.                                      Section 8.1(k)(iv) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(iv) the independent auditors for such Borrower shall fail to be (x) (i) prior to September 18, 2017, BBD, LLP, (ii) on September 18, 2017, either BBD, LLP or Cohen & Company, and (iii) on and after September 19, 2017, Cohen & Company, or (y) at any time, a “big four” accounting firm”;

3.                                      Schedule 1 to the Credit Agreement is hereby amended and restated in the form of Schedule 1 hereto.

4.                                      Paragraphs 1 through 3 of this Amendment shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)                                 the Bank shall have received from each Company, either (i) a counterpart of this Amendment executed by a duly authorized representative of such

Company or (ii) written evidence satisfactory to the Bank (which may include facsimile or electronic mail transmission (in printable format) of a signed signature page of this Amendment) that a duly authorized representative of such Company has executed a counterpart of this Amendment;

(b)                                 the Bank shall have received a certificate from an authorized representative of each Borrower (including each New Borrower), in all respects satisfactory to the Bank, (i) certifying as to the incumbency of authorized persons of such Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the Board of such Borrower approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the date hereof, (iii) in the case of each Borrower other than a New Borrower, certifying that such Borrower’s Organization Documents have not been amended, supplemented or otherwise modified since May 1, 2017 or, if so, attaching true, complete and correct copies of any such amendment, supplement or modification, and (iv) in the case of each New Borrower, attaching a true, complete and correct copy of such New Borrower’s certificate of designation (or analogous document), by-laws (or analogous document), Offering Document, and most recent annual and semiannual reports (if any);

(c)                                  the Bank shall have received a certificate of good standing with respect to the related Company of each New Borrower from the Secretary of the Commonwealth of Massachusetts;

(d)                                 the Bank shall have received a copy of a Federal Reserve Form FR U-1, duly executed and delivered by or on behalf of each Borrower (including each New Borrower), in all respects satisfactory to the Bank;

(e)                                  the Bank shall have received the favorable written opinion of Ropes & Gray LLP, external counsel to the Borrowers (including the New Borrowers), addressed to the Bank and dated the Amendment Effective Date, in all respects satisfactory to the Bank;

(f)                                   the Bank shall have received an upfront fee in the amount of $5,000; and

(g)                                  all fees of the Bank (including the reasonable fees and expenses of counsel to the Bank) due and payable on or prior to the Amendment Effective Date shall have been paid.

5.                                      Each Borrower (including each New Borrower) (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of such Borrower’s obligations thereunder and agrees and admits that (i) it has no defense to any such obligation and (ii) it shall not exercise any setoff or offset to any such obligation, and (b) (1) represents and warrants that, as of the date of execution and delivery hereof by such Borrower, no Default has occurred and is continuing and (2) the representations and warranties of such Borrower contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof with

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the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

6.                                      In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

7.                                      This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

8.                                      THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment No. 1 to the Credit Agreement to be executed by its duly authorized representative as of the day and year first above written.

BAILLIE GIFFORD FUNDS

By:	/s/ Lindsay Cockburn
Name:	Lindsay Cockburn
Title:	Treasurer

Baillie Gifford Funds – Amendment No. 1 to the Credit Agreement

THE BANK OF NEW YORK MELLON

By:	/s/ Richard G. Shaw
Name:	Richard G. Shaw
Title:	Vice President

Baillie Gifford Funds – Amendment No. 1 to the Credit Agreement

Schedule 1

List of Companies, Funds, Administrators, Auditors and Custodians

Company	Fund	Administrator	Auditor	Custodian
Baillie Gifford Funds	The International Equity Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon

	The EAFE Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon

	The EAFE Choice Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon

	The EAFE Pure Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon

	The Long Term Global Growth Equity Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or	The Bank of New York Mellon

Cohen & Company As of and following September 19, 2017: Cohen & Company

The Global Alpha Equity Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon

The Emerging Markets Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon

The International Choice Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon

The U.S. Equity Growth Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon

The Asia Ex Japan Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company	The Bank of New York Mellon

As of and following September 19, 2017: Cohen & Company

The Global Select Equity Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon

The International Concentrated Growth Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon

The Positive Change Equity Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon